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                                                                    EXHIBIT 10.8

                           ALLIED CAPITAL CORPORATION
                           DIVIDEND REINVESTMENT PLAN

COMPANY CONTACT:                                             PLAN ADMINISTRATOR:
Director, Shareholder Relations                          American Stock Transfer
Allied Capital Corporation                                     and Trust Company
1666 K Street, NW, 9th Floor                                      40 Wall Street
Washington, DC 20006                                          New York, NY 10005
(202) 331-1112                                                    (800) 937-5449

The following is the Allied Capital Corporation Dividend Reinvestment Plan (the "Plan"). Further questions and correspondence should be directed to either of the addresses listed above.


1.               WHAT IS THE PURPOSE OF THE PLAN?

                 The purpose of the Plan is to provide shareholders with a simple and convenient method of investing cash dividends and distributions in additional shares of Common Stock, $1 par value, of Allied Capital Corporation (the "Company") at the current market price. Participants in the Plan may have cash dividends and distributions automatically reinvested without charges for record-keeping, and may take advantage of the custodial and reporting services provided by the Plan Administrator, at no additional cost.

2.               WHAT DOES THE PLAN ADMINISTRATOR DO AND WHAT ARE ITS
                 RESPONSIBILITIES?

                 The Plan Administrator administers the Plan for participants, keeps records, sends statements of accounts to participants, and performs other duties relating to the Plan.

                 The Plan Administrator will not be liable under the Plan for any act done in good faith, or for any good faith omission to act, including without limitation, any claim of liability (i) arising out of any such act or omission to act which occurs prior to the termination of participation, and (ii) with respect to the prices at which shares are credited to a participant's account. Participants should recognize that neither the Company nor the Plan Administrator can assure participants of profits, or protect participants against losses, on shares issued or held under the Plan.

3.               HOW DOES A SHAREHOLDER PARTICIPATE?

                 Allied Capital Corporation's Dividend Reinvestment Plan is an "opt-in" plan. Shareholders will receive cash dividends and distributions with respect to all shares unless they choose to enroll in the Plan. Any person who has shares registered in his name may become a participant by sending to the Company or the Plan Administrator a properly completed and signed Enrollment Status Card in time to be received not less than five days before the dividend declaration date.

                 A dividend declaration date is a date on which the Board of Directors of the Company declares a dividend or distribution to be paid and specifies the amount of such dividend or distribution.

                 An Enrollment Status Card received after the declaration date for a particular dividend or distribution will not take effect until the next dividend or distribution. As a result, new shareholders or shareholders who have previously terminated participation in the Plan for all their shares, will receive a particular dividend or distribution in cash unless the Company receives an Enrollment Status Card before the declaration date of that dividend or distribution.

4.               WHAT IF THE SHARES ARE HELD BY A BROKER, BANK OR NOMINEE?

                 If a shareholder's shares are held in the name of a broker, bank or other nominee (a "nominee"), he can participate in the Plan only to the extent that the nominee participates on his behalf. Many nominees do not provide that service and routinely request dividends and distributions to be paid in cash on all shares registered in their names. Therefore, if shares are held for a shareholder's account by a nominee, the shareholder must either make appropriate arrangements for the nominee to participate on his behalf, or he must become a shareholder of record by having part or all of his shares transferred into his own name.

5.               WHAT DO ENROLLMENT STATUS CARDS PROVIDE AND HOW DOES A
                 SHAREHOLDER USE THEM?

                 The Enrollment Status Card provides to the shareholder of record the opportunity to elect either (i) to receive dividends and distributions in shares with respect to all shares registered in such shareholder's name (unlimited participation), or (ii) to receive dividends and distributions in shares with respect to all shares so registered except those shares specified to be paid in cash (partial participation).
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                 Enrollment Status Cards should be sent to the Company or the
                 Plan Administrator and will be given effect as to any particular dividend or distribution (and all subsequent dividends and distributions) if received not less than five days before the declaration date for that dividend or distribution.

                 A letter to the Company or the Plan Administrator clearly stating a shareholder's intent to enroll or to increase or decrease participation in the Plan may be used instead of an Enrollment Status Card.

6.               WHAT IS THE EFFECT OF UNLIMITED PARTICIPATION?
                 An unlimited participant will receive all dividends and distributions in shares with respect to (i) all shares registered in that participant's name for which the participant holds certificates (including shares so registered subsequent to initial enrollment), and (ii) all shares credited to that participant's account on the books of the Plan Administrator on any applicable record date. Thus, if an unlimited participant wants to continue to receive his dividends and distributions in shares, he need take no further action.

7.               WHAT IS THE EFFECT OF PARTIAL PARTICIPATION?

                 If an initially or subsequently enrolled participant has indicated on his Enrollment Status Card or other notice that he wants to participate in the Plan with respect to all shares except those specified, he will be considered a partial participant. A partial participant will receive dividends and distributions in cash only with respect to the number of shares that he has specified. With respect to any other shares registered in his name, and with respect to shares credited to his account on the books of the Plan Administrator (see question 10), the corresponding dividends and distributions will be paid in shares. The number of shares on which dividends and distributions are paid in cash may be changed at any time simply by writing to the Company or the Plan Administrator.

8. HOW DOES THE DIVIDEND REINVESTMENT PLAN WORK AND HOW ARE SHARES ALLOCATED UNDER THE PLAN?

                 When the Board of Directors declares a dividend or distribution, all non-participants will receive such dividend or distribution in cash. The number of shares allocated to a participant's account will be arrived at as follows. Except under the circumstances outlined in Question 9, the Plan Administrator will buy shares of Allied Capital Corporation in the open market, on NASDAQ or elsewhere, beginning on or before the payment date of the dividend or distribution, until it has expended for such purchases all of the cash that would otherwise be payable to the participants. The number of shares that will then be credited to the participants' Plan accounts will be based on the average cost of the shares so purchased, including brokerage commissions. Each participant's account will be credited with a number of shares, including fractional shares, equal to the total amount of cash dividend or distribution, net of any applicable withholding taxes, otherwise due to the participant, divided by the price of the shares.

9.               WILL NEWLY ISSUED SHARES EVER BE PAID TO PARTICIPANTS IN THE
                 PLAN?

                 The Company's Board of Directors may (but is not required to) declare a dividend or distribution to be paid to Plan participants in newly issued shares of Allied Capital Corporation. In that situation, the price of newly issued shares credited to a participant's account will be equal to the average of the closing sales prices reported for the shares in The Wall Street Journal NASDAQ National Market System listings for the five days on which trading of shares takes place immediately prior to the dividend payment date (but not less than 95% of the opening sales price on that date).

                 Even if the Board of Directors has declared the dividend or distribution to be payable to Plan participants in newly issued shares, the Plan Administrator will be under standing instructions not to credit newly issued shares, and instead to buy shares in the market, if (i) the price at which newly issued shares are to be credited does not exceed 110% of the last determined net asset value of the Allied Capital Corporation shares or (ii) the Company has advised the Plan Administrator that since such net asset value was last determined it has become aware of events that indicate the possibility of a change in per share net asset value as a result of which the net asset value of the Allied Capital Corporation shares on the payment date might be higher than the price at which the Plan Administrator would credit newly issued shares to the participants' Plan accounts.

                 If the Plan Administrator buys shares on the market, it is possible that by the time the Plan Administrator has completed its purchases, the average per share purchase price paid by the Plan Administrator may exceed the price at which the newly issued shares would have been credited, or the shares' current net asset value. As a result, there would be credited to the participants' Plan accounts a smaller number of shares than would have been credited if the dividend or distribution had been paid in newly issued shares.
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10.              WHAT ACCOUNTS ARE MAINTAINED FOR PARTICIPANTS AND WHAT
                 REPORTS ON THESE ACCOUNTS DO PARTICIPANTS RECEIVE?

                 The Plan Administrator will maintain a separate account for each participant. All shares issued to a participant under the Plan will be credited to the participant's account. The Plan Administrator will mail to each participant a statement confirming the issuance of shares within fifteen days after the allocation of shares is made. The statement will show the amount of the dividend or distribution, the price at which shares were credited, the number of full and fractional shares credited, the number of shares previously credited and the cumulative total of shares credited. In addition, each participant will receive copies of the Company's annual and quarterly reports to shareholders, proxy statements and dividend income information for tax purposes.

11.              WILL CERTIFICATES BE ISSUED FOR SHARES ISSUED UNDER THE PLAN?

                 No. Certificates for shares issued under the Plan will not be furnished until an account is terminated or unless a participant requests certificates in writing for a specified number of shares credited to his Plan Account. All written requests for certificates should be directed to the Plan Administrator, allowing two weeks for processing. The issuance of certificates for shares credited to a Plan account will not terminate his participation in the Plan.

                 No certificate for a fractional share will be issued. If a shareholder terminates participation in the Plan (see Question
                 14), the Plan Administrator will sell for his account any fractional share and send him a check for the proceeds.

12.              IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

                 Accounts under the Plan are maintained in the name in which share certificates of the participant were registered at the time the participant entered the Plan. Certificates for whole shares issued at the request of a participant will be similarly registered.

13.              WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR
                 DECLARES A STOCK SPLIT?

                 Any stock dividends or split shares distributed by the Company on shares held by the Plan Administrator for the participant will be credited to the participant's account.

14.              WHAT HAPPENS IF A PARTICIPANT WISHES TO TERMINATE
                 PARTICIPATION?

                 A participant may terminate his enrollment in the Plan at any time by notifing the Company or the Plan Administrator in writing. Within twenty days, and according to the participant's instructions, the Plan Administrator will either
                 (i) issue certificates for the whole shares credited to the participant's Plan account and send a check representing the value of any fractional shares or (ii) sell all full and fractional shares in the market. The proceeds of the sale, less any brokerage commissions that may be incurred, will be remitted to the shareholder at the address of record at the time of liquidation. The address of record may not be changed per telephone instruction, but rather must be changed in writing to the Company or to the Plan Administrator. Notification for termination must be received no later than five business days prior to the record date of any impending distribution in order for it to take effect for that distribution.

                 Please note: If a participant sells or transfers all of the shares registered in his name on the books of the Plan Administrator, participation in the Plan will continue with respect to any shares credited to the participant's Plan account unless and until termination is requested.

15.              HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF
                 SHAREHOLDERS?

                 The participant will receive a proxy card covering the total number of shares held by the participant of record, including shares credited to the participant's Plan account. If a proxy card is returned properly signed, but without indicating instructions as to the manner in which shares are to be voted with respect to any item thereon, the corresponding shares will be voted in accordance with the recommendation of the Company's Board of Directors. If the proxy card is not returned, or it is returned unexecuted or improperly executed, the corresponding shares will not be voted unless the participant or the participant's duly appointed representative votes in person at the meeting.

16.              WHAT IS THE TAX STATUS OF REINVESTED DIVIDENDS?

                 The automatic reinvestment of dividends and distributions will not relieve a participant of any income tax liability associated with such dividends or distributions. A participant in the Plan will be treated for Federal income tax purposes as having received, on the dividend payment date, a dividend or distribution in an equal amount to the cash that the participant could have received instead of shares. The tax basis of such shares will equal the amount of such cash.

                 A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's account either upon
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                 the participant's request for a specified number of shares, or upon termination of enrollment in the Plan.

                 Each participant in the Plan will receive early in each year a Form 1099 regarding the Federal income tax status of all dividends and distributions taxable during the previous year.

17.              ARE THERE ANY CHARGES FOR PARTICIPATING IN THE PLAN?

                 No. The Plan Administrator's fees for administering Allied Capital Corporation's Dividend Reinvestment Plan are included in the fees paid by the Company to the Plan Administrator for acting as its transfer agent. The price at which shares are credited to a participant's acount will, however, include his share of any brokerage commissions incurred in connection with the open market purchases of such shares. There will be no brokerage charges in connection with any credit of newly issued shares.

18 .             MAY THE PLAN BE CHANGED OR DISCONTIUNUED?

                 The Company and the Plan Administrator each reserves the right to amend, suspend or terminate the Plan at any time. Notice of any such amendment, suspension or termination will be sent to all participants at least fifteen days prior to the dividend declaration date for which the amendment, suspension or termination is to be effective.

19.              CAN A SUCCESSOR PLAN ADMINISTRATOR BE NAMED?

                 The Company may from time to time designate another bank or trust company as successor Plan Administrator under the Plan.





             ALLIED CAPITAL CORPORATION DIVIDEND REINVESTMENT PLAN
                             ENROLLMENT STATUS CARD

The undersigned shareholder of record of Allied Capital Corporation elects to:

                 [ ] PARTICIPATE in the Dividend Reinvestment Plan and receive dividends and distributions in additional shares with respect to ALL Allied Capital Corporation shares held of record or credited to the undersigned's Plan account.

                 [ ] TERMINATE enrollment in the Dividend Reinvestment Plan and receive dividends and distributions in cash with respect to all shares of Allied Capital Corporation held of record or credited to the undersigned's Plan account. CHECK ONE OF THE
                           FOLLOWING: [ ] Liquidate all Plan account shares and remit proceeds, or [ ] Send certificate for whole shares in Plan account and liquidate fractional shares.

                 [ ] PARTIALLY PARTICIPATE in the Dividend Reinvestment Plan with respect to all Allied Capital Corporation shares held of record, including the shares subsequently credited to the undersigned's Plan account, except _____ shares on which dividends and distributions are to be paid in cash.

Termination and partial participation instructions will take effect on the record date following receipt of this card by the Plan Administrator. Enrollment instructions will take effect on the declaration date following receipt of this card by the Plan Administrator.


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Tax identification number                            Signature




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Type or print name exactly as it appears on your     Signature
share certificate(s).

                      Please fold and staple for mailing.
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                                                            --------------------
                                                                Post office will
                                                                  not deliver
                                                                 without stamp
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                        AMERICAN STOCK TRANSFER & TRUST
                                 40 Wall Street
                               New York, NY 10005

                          ATTN: Dividend Reinvestment
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Shareholder Relations
Allied Capital
1666 K Street, NW, 9th Floor
Washington, DC 20006